                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Monthly Payment
Series--569

We consent to the use in this Post-Effective Amendment No. 3 to Registration
Statement No. 333-01983 of our opinion dated             , 1999 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 21, 1999